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                              ATLAS COPCO AB GUARANTY


       THIS GUARANTY (this "Guaranty"), dated as of June 28, 1999, by ATLAS COPCO AB, a corporation formed and organized under the laws of the Kingdom of Sweden ("Guarantor"), in favor of Rental Service Corporation, a Delaware corporation ("RSC"). Guarantor hereby unconditionally guarantees to RSC the prompt payment and performance of the obligations and agreements of each of Atlas Copco North America Inc. ("Parent") and Pandion Acquisition Corp. ("Purchaser") under the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 28, 1999, by and among Parent, Purchaser and RSC; PROVIDED, HOWEVER, that this undertaking and agreement shall terminate immediately following the earlier of (i) the Effective Time of the Merger (as each is defined in the Merger Agreement) and (ii) the termination of the Merger Agreement in accordance with its terms. Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

       (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, the Merger Agreement or any other agreement, document or instrument to which Guarantor, Parent, Purchaser and/or RSC is or may become a party;

       (b) the absence of any action to enforce this Guaranty or the Merger Agreement or the waiver or consent by RSC with respect to any of the provisions thereof;

       (c)     the insolvency of Parent or Purchaser; or

       (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

       In addition to the waivers set forth above, Guarantor waives and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by RSC of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the obligations under this Guaranty, notice of adverse change in Parent's or Purchaser's financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the obligations under this Guaranty or all other demands whatsoever and, except as otherwise provided in this Guaranty, waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty.


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Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defense against RSC, Parent or Purchaser of any kind. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against RSC, Parent or Purchaser of any kind which may arise in the future. It is agreed between Guarantor and RSC that the foregoing waivers are the essence of the transaction contemplated by the Merger Agreement and that, but for this Guaranty and such waivers, RSC would not have entered into or would decline to enter into the Merger Agreement.

       Guarantor hereby represents and warrants to RSC that (1) it has full corporate power and authority to execute and deliver this undertaking and perform its obligations hereunder, (2) it has taken all corporate actions necessary to authorize the execution, delivery and performance of this undertaking by it, (3) such execution, delivery and performance do not conflict with, violate or otherwise result in a default under its Certificate of Incorporation, By-laws or other organizational documents, and (4) this undertaking is the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency or similar laws, now or hereafter in effect, affecting creditors' rights generally, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

       This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against Guarantor, Parent or Purchaser for liquidation or reorganization, should Guarantor, Parent and/or Purchaser become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Guarantor's, Parent's and/or Purchaser's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations under this Guaranty, or any part thereof, are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by RSC, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the obligations under this Guaranty shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

       This Guaranty shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the laws that might be applicable under conflicts of laws principles. The choice of the laws of the State of Delaware as the governing law of this Guaranty shall be upheld as a valid choice of law in any action in the Swedish courts.

       Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding


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except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, including, without limitation, any judgment in relation to this Guaranty obtained in any Delaware State court or Federal court of the United States of America, sitting in Delaware, against Guarantor shall be recognized and enforced in Sweden without retrial or examination of the merits in the case.

       GUARANTOR ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY. GUARANTOR CERTIFIES AND ACKNOWLEDGES THAT
(i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, AND (iii) IT MAKES SUCH WAIVERS VOLUNTARILY.

               IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first above written.

                                        ATLAS COPCO AB
                                        (public)

                                        By: /s/ Lennart Johansson
                                           ------------------------------
                                        Name: Lennart Johansson
                                             ----------------------------
                                        Title: Senior Vice President
                                              ---------------------------


                                        By: /s/ Hakan Osvald
                                           ------------------------------
                                        Name: Hakan Osvald
                                             ----------------------------
                                        Title: Vice President
                                              ---------------------------